UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 24, 2014

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	13-011337	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 24, 2014, to fund a portion of Ashford Hospitality Prime, Inc.’s (the “Company”) acquisition of the Sofitel Chicago Water Tower, two of the Company’s subsidiaries, Ashford Chicago LP (the “Borrower”) and Ashford TRS Chicago II LLC (the “Operating Lessee”) entered into a Loan Agreement (the “Loan Agreement”) with German American Capital Corporation (the “Lender”) for an $80.0 million mortgage loan. The mortgage loan bears interest at a rate of LIBOR + 2.30%. The stated maturity date of the mortgage loan is March 9, 2016, which maturity date may be extended by the Borrower for up to three consecutive one-year terms. The mortgage loan is secured by a first priority lien on the Sofitel Chicago Water Tower and certain other properties of the Borrower and the Operating Lessee. On February 24, 2014, Ashford Hospitality Prime Limited Partnership, the operating partnership of the Company, entered into a Guaranty of Recourse Obligations to guarantee certain customary non-recourse carve-out obligations of the Borrower under the Loan Agreement.

The mortgage loan will become due and payable in full automatically and immediately upon the occurrence of certain events of default, including, among others, an assignment for the benefit of creditors by the Borrower or the Operating Lessee, a bankruptcy event of the Borrower or the Operating Lessee, or an attempt to assign the rights under the loan documents in contravention of the loan documents. Upon the occurrence of any of the other events of default as set forth in the Loan Agreement, and at any time during the continuance thereafter, the Lender has the right to accelerate the payment of the mortgage loan and declare the mortgage loan to be immediately due and payable.

The forgoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Guaranty of Recourse Obligations that are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, which agreements are incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 24, 2014, the Company completed the acquisition of the Sofitel Chicago Water Tower in Chicago, Illinois pursuant to the previously announced Agreement of Purchase and Sale, dated as of December 23, 2013, by and among the Company and Chestnut OwnerCo, LLC and Chestnut LeaseCo, LLC. The Company paid an aggregate purchase price of $153 million in cash, which represents a purchase price of $369,000 per key. The Sofitel Chicago Water Tower opened in 2002 and is comprised of 415 guestrooms, including 32 suites. The hotel is located one block west of Chicago’s Magnificent Mile on a 0.6 acre parcel in an area of Chicago known as the Gold Coast, near some of Chicago’s largest demand generators, on the corner of Chestnut Street and Wabash Avenue just across Connors Park from Rush Street. The 32-story building was designed by French architect Jean-Paul Viguier and has views of Lake Michigan and the Chicago skyline. The acquisition was funded with proceeds from an $80.0 million non-recourse mortgage loan and proceeds from the Company’s equity offering closed in January 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Sofitel Chicago Water Tower required to be disclosed under Item 9.01(a) of Form 8-K are included in Amendment No.1 to Form S-11 filed by the Company on January 21, 2014.

(b) Pro Forma Financial Information.

The pro forma financial information required to be disclosed under Item 9.01(b) of Form 8-K is included in Amendment No.1 to Form S-11 filed by the Company on January 21, 2014.

(d) Exhibits.

Exhibit
Number Description

10.1	Loan Document by and among Ashford Chicago LP, Ashford TRS Chicago II LLC and German American Capital Corporation, dated February 24, 2014

10.2	Guaranty of Recourse Obligations by Ashford Hospitality Prime Limited Partnership, dated February 24, 2014

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 26, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel